Exhibit 16

[Helin, Donovan, Trubee & Wilkinson, LLP LETTERHEAD]

February 1, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read the statements made by Vincera, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of Vincera, Inc.’s Form 8-K report to be filed on or about February 5, 2007.  We agree with such statements made insofar as they relate to our Firm.

Very truly yours,

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Helin, Donovan, Trubee & Wilkinson, LLP